UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

DELAWARE	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway

Wilton Manors, FL 33305

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 577-1746

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2019, the board of directors (the “Board”) of LGBTQ Loyalty Holdings, Inc. (the “Company”) appointed Eric Sherb to the position of, and Mr. Sherb agreed to serve as, the Chief Financial Officer (CFO) of the Company. Mr. Sherb’s appointment is pursuant to an independent contractor agreement (the “Agreement”) between the Company and EMS Consulting Services, LLC, for which Mr. Sherb serves as Principal (the “Agreement”). As Chief Financial Officer, Mr. Sherb will report to the Chief Executive Officer and the Board. Additionally, and related to the appointment of Mr. Sherb as the Company’s CFO, on August 23, 2019, Mr. Robert A. Blair resigned his position as the Company’s CFO. Mr. Blair will continue to serve as the Company’s Chief Executive Officer.

Pursuant to the Agreement, Mr. Sherb’s relationship with the Company shall be that of an independent contractor and he will serve as the CFO of the Company on an at-will basis. Mr. Sherb shall be compensated with a monthly fee of $2,000 for the month of July 2019 and $4,000 for the months of August 2019 through December 2019 (the “Base Salary”). In addition to the base salary, the Company has agreed to issue to Mr. Sherb (i) $2,000 worth of the company’s common stock, par value $0.001 per share (the “Common Stock”) for the month of July 2019 and (ii) $4,000 worth of Common Stock for the months of August 2019 through December 2019. The Company has also agreed to reimburse Mr. Sherb for all reasonable and necessary out-of-pocket business and travel expenses incurred by Mr. Sherb in connection with the performance of Mr. Sherb’s duties as the Company’s CFO. The Agreement may be terminated at-will by the Company and such termination shall become effective 30 days following such notice of termination.

Mr. Sherb, age 33, has been a Certified Public Accountant since May 2011.  He founded EMS Consulting in 2018 which provides CFO services and accounting advisory services for both private and public entities.  From March 2015 to October 2018, Mr. Sherb was a Senior Manager at CFGI, with roles including audit readiness, IPO readiness, technical accounting and M&A advisory.  He has several years of experience within the OTC and NASDAQ capital markets. Eric has a Bachelor of Business Administration degree in accounting and Finance from Emory University.

No family relationship exists between Mr. Sherb and any of the Company’s directors or executive officers.

There are no related-party transactions in which Mr. Sherb or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

LGBTQ Loyalty Holdings, Inc.

Date: August 28, 2019	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer